THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THEY NOR ANY INTERESTS THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS
(i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS EFFECTIVE AND CURRENT WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE, TRANSFER, PLEDGE, ASSIGNMENT OR OTHER DISPOSAL. ANY EXERCISE OR CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO CONDITIONS SET FORTH IN ARTICLE III OF THE SECURITIES PURCHASE AGREEMENT, DATED AS OF MARCH 6, 2000, BETWEEN THE OWNER AND THE ORIGINAL LENDER THEREOF.

No.  _                                                                $_________

         8% SENIOR SUBORDINATED CONVERTIBLE DEBENTURE DUE MARCH 6, 2003


         THIS 8% SENIOR SUBORDINATED CONVERTIBLE DEBENTURE is one of a duly authorized issue of Debentures of eieiHome.com Inc., (whose wholly owned subsidiary is eieiHome.com Inc.), a corporation organized under the laws of the Commonwealth of Delaware and having its principal address at 67 Wall Street, Suite 2411, New York, New York 10005 (the "Company"), designated as its 8% Senior Subordinated Convertible Debentures due March 6, 2003 in an aggregate principal amount not exceeding Two Million Five Hundred Thousand U.S. Dollars (U.S. $2,500,000) (the "Debentures").

         FOR VALUE RECEIVED, the Company promises to pay to the order of _________ having an address at _____________________________, the holder hereof, or its registered assigns (the "Holder"), the principal sum of ____________ United States Dollars (U.S. $______) on March 6, 2005 (the "Maturity Date") and to pay interest on the principal sum outstanding under this Debenture, at the rate of 8% per annum. Interest shall be payable in arrears annually on March 6th of each year, commencing on March 6, 2001 (each such date, an "Interest Payment Date") and on the Maturity Date. Interest shall be calculated based on a 360 day year. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance and shall continue until the following Interest Payment Date. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") at the close of business on the record date for interest payable on such Interest Payment Date; provided, however, that the Company's obligation to a permitted transferee of this Debenture arises only if the transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Purchase Agreement, dated as of March 6, 2000, among the Company and the purchasers of the original issue of the Debentures

(as amended from time to time and in effect, the "Securities Purchase Agreement"). The record date for any interest payment is the close of business on the date fifteen days prior to the Interest Payment Date, unless such date shall not be a business day, in which case on the next preceding business day. The Company shall be entitled to withhold from all payments of interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States or Canadian income tax laws as evidenced by an opinion of counsel of the Company.

         The principal and interest of this Debenture are payable in United States Dollars at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time.

         This Debenture is subject to the following additional provisions:

         1. Subordination to Senior Indebtedness. The Company covenants and agrees, and each holder of Debentures, by his acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Debentures, including the principal of and interest thereon, shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness of the Company, whether now outstanding or hereinafter incurred, and each holder of Debentures, by his acceptance thereof, agrees to and shall be bound by the provisions of this Paragraph 1.

                  (a) "Senior Indebtedness" shall mean the principal of and premium, if any, on and interest on any indebtedness of the Company, and any indebtedness of another entity for the payment of which the Company is at the time of determination responsible or liable as guarantor or otherwise, which indebtedness in either case is for money borrowed from a bank or other unrelated lending institution.

                  (b) Upon any distribution of the assets of the Company upon any dissolution, winding up or total liquidation or reorganization relative to the Company or to its property (whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company or otherwise),

                  (i) all principal of (premium, if any) and interest on all Senior Indebtedness (including interest thereon accruing after the commencement of any bankruptcy or insolvency proceedings) shall first be paid in full, or provision made for such payment in cash, before any payment is made on account of the principal of or interest on the Debentures;

                  (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Paragraph 1 with respect to the Debentures, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness at the time outstanding are not altered by such reorganization or readjustment) on account of the indebtedness evidenced by the Debentures to which the holders of the Debentures would be entitled except for the provisions of this Paragraph 1, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the holders of Senior Indebtedness, or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, pro rata, as their respective interests may appear for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor in cash, to the holders of such Senior Indebtedness.

               The Company shall give prompt written notice to the holders of the Debentures of any dissolution, winding up, total liquidation or reorganization of the Company within the meaning of this Paragraph 1(b). Upon any payment or distribution of assets of the Company referred to in this Paragraph 1(b), the holders of the Debentures shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution, delivered to the holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Paragraph 1(b).

                  (c) No direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of the Debentures, or interest thereon, or in respect of any redemption, retirement, purchase or other acquisition of any of the Debentures, and no holder of any Debentures shall be entitled to demand or receive any such payment (i) if, or to the extent, such payment is restricted by any Senior Indebtedness or under any agreement or indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued or
(ii) if at the time of such payment or after giving effect thereto there shall have occurred and be continuing any event of default under any Senior Indebtedness or under any agreement or indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued and the maturity of such Senior Indebtedness shall have been accelerated as a result of such default.

                  (d) In the event that any direct or indirect payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Paragraph 1 with respect to the Debentures, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness at the time outstanding are not altered by such reorganization or readjustment) on account of the indebtedness evidenced by the Debentures shall be received by the holders of the Debentures in contravention of Paragraphs 1(b) or 1(c) before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, pro rata, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness after giving effect to any concurrent payment or distribution, or provision therefor in cash, to the holders of such Senior Indebtedness.

                  (e) After all Senior Indebtedness is paid in full, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the Debentures and interest shall be paid in full, and for purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of cash, property or securities, which otherwise would be payable or distributable to the holders of the Debentures, shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Paragraph 1 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                  (f) Nothing contained in this Paragraph 1 or elsewhere in this Debenture or in the Purchase Agreement is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of the Debentures and interest thereon, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the holder of any Debentures from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this Paragraph 1 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         2. Transfers. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the United States only (a) in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws, (b) as expressly permitted by the Securities Purchase Agreement, and (c) in accordance with other applicable provisions hereof. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is then overdue, and the Company shall not be affected by notice to the contrary.

         3. Definitions. For purposes hereof, the following terms shall have the following meanings:

                  "Change of Control" shall mean (A) the merger or consolidation of the Company into or with another corporation, partnership, joint venture, trust or other entity or the merger or consolidation of any other corporation into or with the Company (in either case, in which consolidation or merger the stockholders of the Company receive distributions of cash or securities as a result of such consolidation or merger in complete exchange for their shares of capital stock of the Company), (B) the sale or other disposition of all or substantially all the assets of the Company (unless, in either case, upon consummation of such sale or other disposition of assets in exchange for equity Securities (and specifically excluding sales or other dispositions for cash), the holders of voting securities of the Company immediately prior to such transaction continue to own directly or indirectly, by virtue of securities issued solely with respect to their shares of capital stock of the Company, not less than a majority of the voting power of the surviving corporation).

                  "Closing Date" shall mean the date of original issuance of this Debenture.

                  "Common Stock" shall mean the common shares, par value $.001, of the Company and any other security into which such common stock shall be converted or for which it shall be exchanged pursuant to any recapitalization, reorganization, merger, consolidation, share exchange or similar transaction.

                  "Conversion Deficiency" shall have the meaning set forth in Paragraph 8(b).

                  "Conversion Notice" shall have the meaning set forth in Paragraph 4(c)

                  "Conversion Rate" shall have the meaning set forth in Paragraph 4(b).

                  "Equity Offerings" shall mean the issuance or sale by the Company of any Common Stock or securities which are convertible into or exchangeable for Common Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any such convertible or exchangeable securities (other than shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date and listed in the Company's filings with the Securities and Exchange Commission ("SEC")).

                  "Event of Default" shall have the meaning set forth in Paragraph 15.

                  "Forced Conversion Date" shall have the meaning set forth in Paragraph 4(c)(ii).

                  "Forced Conversion Notice" shall have the meaning set forth in Paragraph 4(c)(ii).

                  "Holder Conversion Date" shall have the meaning set forth in Paragraph 4(c)(i).

                  "Market Price" shall mean, as of any relevant date, the lowest sales price of one share of Common Stock on the principal United States Stock Exchange (including the Nasdaq Stock Market) on which the Common Stock is then listed, or, if the Common Stock is not then listed on a stock exchange but is quoted on the Nasdaq OTC Bulletin Board or on the pink sheets as reported by Bloomberg Financial Markets, the lowest price per share for the Common Stock.

                  "Minimum Number of Shares" shall mean, at any time, the sum of
(i) the number of shares of Common Stock issued prior to such time upon conversion of all or any part of the Debentures, plus (ii) the number of shares (as may be adjusted in accordance with the terms hereof) of Common Stock issuable at such time upon conversion of the Debentures (without giving effect to any applicable conversion restrictions), minus (iii) the number of shares of

Common Stock described in clause (i) above that have been sold prior to such time by the Holders pursuant to a registration statement or Rule 144.

                  "Outstanding Amount" shall mean the principal sum outstanding under this Debenture and all accrued but unpaid interest thereon.

                  "Person" shall mean an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company, or other entity, trust and trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.

                  "Redemption Date" shall have the meaning set forth in Paragraph 5(a).

                  "Redemption Debentures" shall have the meaning set forth in Paragraph 5(c).

                  "Redemption Price" shall have the meaning set forth in Paragraph 5(b).

                  "Warrants" shall have the meaning set forth in Paragraph 4(b).

                  Other terms defined in the Securities Purchase Agreement and not otherwise defined herein shall have the same meanings herein as are set forth for such terms in the Securities Purchase Agreement.

         4. Conversion. This Debenture is subject to conversion as follows:

                  (a) (i) Holder's Right to Convert. This Debenture shall be convertible at any time and from time to time after the Closing Date, in whole or in part, at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock and fully paid, validly issued and nonassessable Warrants.

                      (ii) Company's Right to Force Conversion. (A) The Company may require conversion of all or any part of the Outstanding Amount of this Debenture from time to time into fully paid, validly issued and nonassessable shares of Common Stock and fully paid, validly issued and nonassessable Warrants; provided, that

                           (1) the average closing price per share of Common
Stock for the five (5) trading days immediately preceding the delivery of the Forced Conversion Notice shall have been greater than or equal to $2.00;

                           (2) (A) no Event of Default as specified in Section
15(b), (c), (d), (e), or (f) shall have occurred and be continuing prior to the Forced Conversion Date and (B) no Event of Default as specified in Section 15(a) shall have occurred and be continuing as of the Forced Conversion Date;

                           (3) no Conversion Deficiency shall have occurred
prior to the Forced Conversion Date; and

                           (4) any such required conversion shall be made from
each Holder, pro rata according to the portion of the total Outstanding Amount of all Debentures held by each Holder.

                  (B) Notwithstanding clause (A) of this Paragraph 4(a)(ii), after the second anniversary of the Closing Date, the Company may require conversion of all or any part of this Debenture from time to time into fully paid, validly issued and nonassessable shares of Common Stock and fully paid, validly issued and nonassessable Warrants; provided, that

                           (1) (A) no Event of Default as specified in Section
15(b), (c), (d), (e), or (f) shall have occurred and be continuing prior to the Forced Conversion Date and (B) no Event of Default as specified in Section 15(a) shall have occurred and be continuing as of the Forced Conversion Date;

                           (2) no Conversion Deficiency shall have occurred
prior to the Forced Conversion Date; and

                           (3) any such required conversion shall be made from
each Holder, pro rata according to the portion of the total Outstanding Amount of all Debentures held by each Holder.

                  (C) The Company may require conversion of all or any part of this Debenture from time to time into fully paid, validly issued and nonassessable shares of Common Stock and fully paid, validly issued and nonassessable Warrants; provided, that there is a Change of Control.

                      (iii) Automatic Conversion. At the Maturity Date, the Outstanding Amount of this Debenture plus any unpaid charges or amounts shall automatically be converted into fully paid, validly issued and nonassessable shares of Common Stock and fully paid, validly issued and nonassessable Warrants, and, except for the Holder's right to receive the Common Stock into which this Debenture is automatically so converted, and except for any portion of this Debenture which cannot be converted because of the limitations contained in Paragraph 8(b), this Debenture shall be deemed to have been canceled whether or not surrendered upon such automatic conversion.

                      (iv) Accrued But Unpaid Interest. Notwithstanding anything in this Debenture to the contrary, the Outstanding Amount of this Debenture on any Holder Conversion Date or any Forced Conversion Date, as the case may be, shall include, without limitation, all accrued but unpaid interest under this Debenture through such date.

                  (b) Conversion Price for Holder Converted Shares. The Outstanding Amount of this Debenture shall be convertible into the number of validly issued, fully paid and non-assessable shares of Common Stock determined by dividing the aggregate amount of the Debenture being converted by $0.25, as adjusted pursuant to Section 6. Upon conversion, each share of Common Stock will be accompanied by one three-year warrant, substantially in the form of Exhibit C hereto, to purchase a share of Common Stock for the purchase price of $0.50 per share, as adjusted, before such conversion, pursuant to Section 6 (the "Warrants").

         The number of shares of Common Stock, and number of Warrants to purchase Common Stock, into which the Outstanding Amount of this Debenture may be converted pursuant to this paragraph is herein referred to as the "Conversion Rate."

                  (c) (i) Mechanics of Conversion by Holder. In order to convert this Debenture (in whole or in part) into shares of Common Stock and Warrants, the Holder shall surrender this Debenture, duly endorsed, by overnight courier, to the Company, and, in case of any conversion pursuant to Paragraph 4(a)(i), shall give written notice in the form of Exhibit A hereto (the "Conversion Notice") by facsimile (with the original of such notice forwarded with the foregoing courier) to the Company that the Holder elects to convert all or the portion of the Outstanding Amount of this Debenture specified therein, which notice and election shall be irrevocable by the Holder unless the Company shall default in or fail to fulfill any or all of its obligations arising hereunder or otherwise by reason of such notice or election, in which case, in addition to and not in lieu of any and all other rights and remedies to which the Holder may thereby be and become entitled, such notice and election, by further notice to the Company may be revoked and rescinded at the election of the Holder exercised in its sole discretion; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion unless this Debenture with evidence of the principal amount hereof to be converted is delivered to the Company as provided above; and provided, further, that each Conversion Notice shall provide for the Holder's election to convert either (A) at least $2,500 of the Outstanding Amount of this Debenture, or (B) if such Outstanding Amount shall then be less than $7,500, the entire Outstanding Amount. The date on which a Conversion Notice is given (the "Holder Conversion Date") shall be deemed to be the date the Company received by facsimile the Conversion Notice, as evidenced by a printed confirmation of receipt received by the Holder and confirmed by telephone conference between the Holder and the Company. Upon receipt of any Conversion Notice, the Company shall immediately verify the Holder's calculation of the Conversion Rate. Unless the Company objects, in writing, to the Holder's calculation within four (4) business days after the Holder Conversion Date, the Company will be deemed to have accepted such calculation.

                      (ii) Mechanics of Forced Conversion by Company. In order to require conversion of this Debenture pursuant to Paragraph 4(a)(ii) or 4(a)(iii), the Company shall give written notice in the form of Exhibit B hereto, appropriately completed (the "Forced Conversion Notice"), by facsimile (with the original of such notice forwarded by overnight courier) to each Holder of Debentures. Such Forced Conversion Notice shall state that the Company elects to force conversion of all or a specified portion of the Outstanding Amount of the Debentures of each Holder, which notice and election shall be irrevocable by the Company and shall be delivered at least 10 trading days prior to the date of conversion specified in the Forced Conversion Notice (the "Forced Conversion Date"). Each Holder will, within two business days after the Forced Conversion Date, to the extent the Debenture has not been converted by such Holder prior to the Forced Conversion Date, deliver such Debenture evidencing the Outstanding Amount of such Debenture to be converted to the Company, duly endorsed, by overnight courier. Notwithstanding anything herein to the contrary, any Holder may convert any portion of its Debentures prior to the Forced Conversion Date.

                      (iii) Issuance of Certificates. In the case of any Conversion Notice given by the Holder or any Forced Conversion Notice given by the Company, the Company shall use reasonable commercial efforts to cause the Company's transfer agent for the Common Stock to issue and deliver as promptly as practicable to such Holder or to its designee, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled, together with a Debenture for the principal amount not submitted for conversion or forced to convert, as the case may be. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Holder Conversion Date or the Forced Conversion Date, as the case may be.

         5.  Redemption.

                  (a) Company Option To Redeem. Any portion of this Debenture may be redeemed at the Company's option expressed by a written notice (a "Redemption Notice") to the Holder; provided that

                      [(i) the average closing price per share of Common Stock for five (5) trading days immediately preceding the delivery of the Redemption Notice shall have been less than $0.48 per share, such price to be proportionately adjusted in the event of a subdivision, split-up, spin-off or combination in accordance with Section 6;]

                      (ii) the Redemption Notice delivered by the Company shall be received by the Holder at least ten (10) trading days (but not more than forty (40) trading days) prior to the date (the "Redemption Date") of redemption;

                      (iii) on the date of the Redemption Notice, the Company shall not be prohibited under the terms of any financing or other agreements or applicable law from redeeming the Debentures on the Redemption Date; and

                      (iv) no Conversion Deficiency, as defined in Paragraph 8(b), shall have occurred prior to the Redemption Date; or

                      (v) notwithstanding clauses (i) - (iv) of this paragraph 5(a), there is a Change of Control.

                  (b) Redemption Price. The redemption price for the portion of this Debenture being redeemed shall equal the Outstanding Amount of this Debenture being so redeemed, plus all late payment charges and all other amounts accrued, if any, under this Debenture and not previously paid (the "Redemption Price"). The Redemption Price shall be payable in cash in United States Dollars.

                  (c) Mechanics of Redemption. If less than all of the Outstanding Amount of Debentures are to be redeemed at any time, selection of Debentures for redemption will be made by the Company on a pro rata basis. In the event the Company shall be required or elects to redeem any part or all of the Outstanding Amount of the Debentures, the Company shall send by facsimile (with the original of such notice forwarded by overnight courier) confirmation of such determination or obligation to the record Holders of the Debentures being redeemed (the "Redemption Debentures"), which confirmation shall be included in the Redemption Notice. Such confirmation shall specify the Redemption Date, which shall be at least 20 trading days

(but not more than 40 trading days) after receipt by the Holder of the Redemption Notice, as applicable. On the Redemption Date, the Redemption Debentures shall be redeemed automatically without any further action by the Holders of such Debentures and whether or not the Debentures are surrendered to the Company (but only to the extent that the Company complies with its obligation to pay the Redemption Price therefor); provided, that the Company shall be obligated to pay the cash consideration due to a Holder of such Debentures upon redemption when such Debentures are delivered to the principal office of the Company. Thereupon, there shall be promptly issued and delivered to such Holder, within seven (7) business days after the Redemption Date and delivery to the Company of such Debentures at the address of such Holder on the books of the Company, payment in immediately available funds to the name as shown on the books of the Company in the amount of the Redemption Price as calculated as set forth in Paragraph 5(b). If the Company shall not have the funds available to pay the aggregate Redemption Price of all Redemption Debentures, then, without limiting the Company's obligation to redeem all Redemption Debentures, such redemption shall be made from each Holder, pro rata according to the portion of the total Outstanding Amount of all Redemption Debentures then held by each Holder and the Company shall not be permitted to require any further redemption in accordance with Paragraph 5(a).

         Notwithstanding anything to the contrary contained herein, the Holders' rights of conversion pursuant to Paragraph 4 hereof shall not be limited in any manner by the Company's rights of redemption pursuant to this Paragraph 5.

         6.       Stock Splits, Dividends, Reorganizations.

                  (a) Stock Splits. After the date hereof, in case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, whether by stock dividend, stock split or otherwise, the Conversion Rate in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock and Warrants convertible shall be proportionately increased. In case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock and Warrants convertible hereunder shall be proportionately reduced.

                  (b) Reclassifications. After the date hereof, in case of any reclassification or change in the outstanding shares of Common Stock (except under the circumstances contemplated in Paragraph 6(a), or in case of any consolidation or merger to which the Company is a party (except a merger in which the Company is the surviving corporation and which does not result in any reclassification or change in the outstanding shares of Common Stock), or in case of any sale or conveyance to another person or entity of all or substantially all of the property of the Company, effective provision shall be made by the Company or by the successor or purchasing person or entity that the Holder shall have the right, upon conversion of this Debenture, at a Conversion Rate in effect immediately prior to such reclassification, change, consolidation, merger, sale or conveyance for the number of shares of Common Stock and number of Warrants that but for such transaction would have been received upon conversion hereunder, to receive the kind and amount of stock and other securities and property receivable in such transaction by a holder of such number of shares.

                  (c) No Other Antidilution Rights. Except as expressly set forth herein, the Holder shall not be entitled to any anti-dilution rights with respect to either (i) the number and kind of shares subject to this Debenture or
(ii) the Conversion Rate.

         7. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded down to the nearest whole share.

         8. Reservation of Stock Issuable Upon Conversion.

                  (a) Reservation Requirement. The Company shall reserve and keep available at all times after April 1, 2000, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Debentures. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of Debentures (provided that in no event shall the number of shares so reserved be less than the Minimum Number of Shares applicable to any Debenture) and the number of shares so reserved shall be increased or decreased proportionally to reflect stock splits, stock dividends and other distributions. In the event that the number of shares so reserved (either in the aggregate or as to any Debenture) shall be insufficient for issuance upon conversion of the Debentures (without giving effect to an applicable conversion restrictions), or if the Holders of the Debentures would at any time upon conversion thereof be entitled to the issuance of shares of Common Stock in excess of the limitation in Paragraph 8(b) herein, then in either case, upon receipt by the Company of notice from any Holder, the Company shall use its best efforts and all due diligence to increase the number of shares so reserved (without giving effect to any applicable conversion restrictions) to cure all such deficiencies (either in the aggregate or as to any Debenture) and, if necessary, to obtain the approval by its shareholders therefor.

                  (b) Conversion Deficiency. If, upon receipt of a Conversion Notice, the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to issue Common Stock upon conversion of all or any of the Debentures to be so converted (a "Conversion Deficiency"), any Holder of the Debentures shall have the right to demand from the Company immediate redemption of any portion of the Debentures with respect to which the Company does not have a sufficient number of shares available to satisfy such conversion obligations, in cash at the Redemption Price pursuant to Paragraph 6 hereof, without regard to Paragraph 5(c) hereof. Within three business days of the occurrence of any Conversion Deficiency, the Company shall notify each Holder in writing of such occurrence.

         Within three business days of the receipt of written demand for redemption from any Holder pursuant to this Paragraph 8(b), the Company shall notify each such Holder whether such redemption is prohibited under the terms of any financing or other agreements or applicable law.

         9. Other Covenants of the Company.

                  The Company shall not redeem (other than pursuant to Paragraph
5), retire, purchase or otherwise acquire, directly or indirectly, Debentures held by any holder unless the

Company shall have offered to redeem, retire, purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Debentures held by each other holder of Debentures at the time outstanding upon the same terms and conditions and such offer shall remain open for a period of at least twenty (20) business days.

         10. Holder's Acknowledgements. Holder acknowledges and agrees as follows:

                  (a) This Debenture will not be registered under the Securities Act, or any state securities laws, and will be issued in reliance upon available exemptions from registration. This Debenture may not be sold, transferred or assigned by the Holder, in whole or in part, without the consent of the Company except in accordance with the terms described herein. The Common Stock and Warrants receivable upon conversion hereof may not be sold, transferred, assigned or otherwise disposed of without an effective registration statement covering the Common Stock and/or Warrants under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act and applicable state securities laws.

                  (b) There are restrictions imposed by law upon the transfer of and resale of such Common Stock and Warrants and the Holder may be required to hold such shares of Common Stock and such Warrants for an extended period of time or indefinitely unless such shares and/or Warrants are subsequently registered under the Act and applicable state securities laws, or an exemption from such registration is available.

                  (c) A legend in substantially the following form shall be placed on the certificates for shares of Common Stock and for Warrants purchased upon exercise of this Debenture:

                                    The securities represented by this
                  certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, transferred, pledged, or otherwise disposed of unless (1) a registration statement under the Securities Act and applicable state securities laws is effective and current with respect thereto, or (2) an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer, sale, transfer, pledge or other disposal and the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, to such effect. Hedging transactions involving the securities represented by this certificate may not be conducted unless in compliance with the Securities Act.

                  (d) The Holder shall have no rights as a stockholder with respect to any shares of Common Stock receivable upon conversion of this Debenture until the date of issuance of a certificate for the Common Stock so received in accordance with the terms hereof. Except as expressly set forth herein, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance.

         11. Representations of the Holder. Holder represents and warrants to the Company that:

                  (a) This Debenture, the Warrants and the shares of Common Stock receivable upon conversion hereunder are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution or resale of such shares or any interest therein in violation of the Securities Act; and

                  (b) The Holder is an "accredited investor" within the meaning of Rule 501(a) under Regulation D, as presently in effect, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Common Stock and Warrants, and the Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of an investment in the Common Stock and Warrants.

                  (c) The execution, delivery, and performance of this Debenture is within the Holder's powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise) and that this Debenture constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

                  (d) If the Holder is an individual, the Holder's principal place of residence is in the state or other jurisdiction so designated in
Section 21 herein, and if the Holder is not an individual, the Holder's principal place of business is in the state or other jurisdiction so designated in Section 21 herein.

                  (e) The Holder acknowledges that he or she has received all documents and information relating to an investment in the Debenture, the Warrants and the Common Stock requested by or on behalf of the Holder, including such information relating to the Company as the Holder has deemed appropriate in making a decision to invest in the Debenture, the Warrants and the Common Stock.

         12. Obligations Absolute. No provision of this Debenture, other than those provisions relating to the conversion of the Debentures shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the manner, herein prescribed.

         13. Waivers of Demand, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, prior notice of bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payments of all sums owing and to be owing hereon, regardless of and without any notice (except as required by law), diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         14. Replacement Debentures. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Debenture, if mutilated, the Company will make and deliver a replacement Debenture of like tenor, in lieu of this Debenture. Further, if the Holder of this Debenture exercises the conversion rights granted hereunder in part but not in whole, the Company agrees that it will deliver to the Holder a replacement Debenture which will entitle the Holder thereof to convert this Debenture into the number of shares of Common Stock that remain as yet unconverted under this Debenture on the terms and conditions set forth herein.

         15. Defaults. If one or more of the following events hereinafter called "Events of Default") shall occur:

                  (a) The Company shall fail to perform or observe any material covenant or agreement in the Securities Purchase Agreement or any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, and such failure shall continue uncured for a period of twenty (20) business days after notice from the Holder of such failure; or

                  (b) The Company shall fail to make any payments of principal or interest when due under this Debenture or upon redemption of this Debenture when due or fail to issue shares of Common Stock upon conversion of this Debenture (other than in accordance with the terms of this Debenture), and such failure shall continue uncured for a period of five (5) business days after notice from the Holder of such failure; or

                  (c) The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make a general assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

                  (d) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  (e) Any governmental agency or any court of competent jurisdiction shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                  (f) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt, shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in, any such proceeding;

then, or at any time thereafter prior to the date on which all continuing Events of Default have been cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may, by notice to the Company declare this Debenture immediately due and payable, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, the Debenture shall be redeemed at a redemption price per Debenture equal to the redemption price provided in Paragraph 5(b).

         16. Savings Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         17. Entire Agreement. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and two-thirds-in-interest of the Holders.

         18. Assignment Etc. The Holder may, subject to compliance with the Securities Purchase Agreement, transfer or assign this Debenture or any interest herein (but in no event in an amount less than $2,500 in Outstanding Amount or, if less than $7,500, the total Outstanding Amount hereof); provided, however, that it shall be a condition of such transfer or assignment (other than a transfer or assignment pursuant to an effective registration statement) that the Holder will furnish the Company in advance with an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that such transfer or assignment is exempt from the registration requirements under the Securities Act and applicable state securities laws. This Debenture shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and assigns. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is then overdue, and the Company shall not be affected by notice to the contrary.

         19. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

         20. No Rights As Shareholders. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders of the Company for the election of the directors of the Company or any matter, or any rights whatsoever as a shareholder of the Company.

         21. Miscellaneous. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid with a copy in each case sent on the same day to the party by facsimile, Federal Express or other overnight delivery service to said party at its address set forth herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally or, if sent by mail, when actually received by the party to whom it is addressed. Copies of all notices to the Company shall be sent to:

         eieiHome.com Inc.
         67 Wall Street, Suite 2411
         New York, New York 10005
         Facsimile No. (212) 943-2300
         Attention: Angelo G. MacDonald

         and to

         Kramer Levin Naftalis & Frankel LLP
         919 Third Avenue
         New York, New York 10022
         Facsimile No. (212) 715-8000
         Attention: Scott S. Rosenblum

Copies of all notices to the Holder shall be sent to:

         _____________________________

         _____________________________

         _____________________________

         _____________________________

Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

         22. Choice of Law and Venue: Waiver of Jury Trial. THIS DEBENTURE SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW THEREOF. The Company hereby (i) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Debenture and (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.


         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                          Dated as of:  _______________, 20___

                                          EIEIHOME.COM INC.

                                          By:__________________________
                                          Name:________________________
                                          Title:

ATTEST:

________________________

                                                                      EXHIBIT A

                      (To Be Executed by Registered Holder
                         in order to Convert Debenture)

                                CONVERSION NOTICE
                                       FOR
               8% CONVERTIBLE DEBENTURES DUE [FEBRUARY ___, 2005]

The undersigned, as Holder of the 8% Convertible Debenture Due [February ___, 2005] of eieiHome.com Inc. (the "Company"), No. _, in the outstanding principal amount of U.S.$________ (the "Debenture"), hereby irrevocably elects to convert U.S.$___________ of the outstanding principal amount of the Debenture and U.S.$___________ of interest accrued but unpaid under the Debenture into shares of the common stock, par value $.001 (the "Common Stock"), of the Company, and an equal number of Warrants to purchase Common Stock of the Company, according to the conditions of the Debenture, as of the date written below. The undersigned hereby requests that share certificates for the Common Stock and Warrants to purchase Common Stock to be issued to the undersigned pursuant to this Conversion Notice, be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If shares or Warrants are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

         The undersigned (as to itself only) represents and warrants to the Company that:

                  (i) the shares of Common Stock and Warrants received upon Conversion hereby are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution or resale of such shares or any interest therein in violation of the Securities Act; and

                  (ii) the undersigned is an "accredited investor" within the meaning of Rule 501(a) under Regulation D, as presently in effect, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Common Stock and Warrants, and such Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of an investment in the Common Stock and Warrants.

         The undersigned further represents that the execution, delivery, and performance of this Conversion Notice is within its powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise) and that this Conversion Notice constitutes the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

         If the undersigned is an individual, the undersigned's principal place of residence is in the state or other jurisdiction so designated below his name, and if the undersigned is not an individual, the undersigned's principal place of business is in the state or other jurisdiction so designated below its name.

         The undersigned acknowledges that it has received all documents and information relating to an investment in the Common Stock and Warrants requested by or on behalf of the undersigned, including such information relating to the Company as the undersigned has deemed appropriate in making a decision to invest in the Common Stock and Warrants.

         Accompanying this Conversion Notice is a Conversion Rate Computation Schedule setting forth the determination by the undersigned of the number of shares of Common Stock issuable pursuant to this Conversion Notice.

Conversion Information:                     ___________________________________

                                            By:________________________________
                                            Print Name:
                                            Print Title:


                                            Print Address of Holder:

                                            ___________________________________

                                            ___________________________________


                                            Issue Common Stock and Warrants to:

                                            ___________________________________

                                            at:________________________________

                                            ___________________________________
                                            Date of Conversion

                      CONVERSION RATE COMPUTATION SCHEDULE


Outstanding Amount To Be Converted:                           $_________

Divided by $0.25, adjusted pursuant to
Section 6 of the Debenture per above:                         $_________

Shares of Common Stock to be
  issued on conversion                                 _________

Warrants to be issued on Conversion                    _________

                                                                       EXHIBIT B


                            FORCED CONVERSION NOTICE
                                       FOR
               8% CONVERTIBLE DEBENTURES DUE [FEBRUARY ___, 2005]


The undersigned, an authorized officer of eieiHome.com Inc. (the "Company"), issuer of the 8% Convertible Debenture Due [February ___, 2005] of the Company, No. __, held by _________ (the "Holder") in the outstanding principal amount of U.S.$___________ and accrued but unpaid interest thereon in the amount of U.S.$_____________ (the "Debenture"), hereby irrevocably elects to require conversion of U.S. $____________ of the outstanding principal amount of the Debenture and U.S. $____________ of interest, fees and other amounts accrued but unpaid under the Debenture into shares of the common stock, par value $.001 (the "Common Stock"), of the Company, and an equal number of Warrants to purchase Common Stock of the Company, according to the terms and conditions of the Debenture, on the Forced Conversion Date written below.1 Capitalized terms used in this Forced Conversion Notice and not otherwise defined shall have the meanings ascribed thereto in or by reference in the Debenture.

The undersigned (as to itself only) represents and warrants to the Company that:

         (i) the shares of Common Stock and Warrants received upon Conversion hereby are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution or resale of such shares or any interest therein in violation of the Securities Act; and

         (ii) the undersigned is an "accredited investor" within the meaning of Rule 501(a) under Regulation D, as presently in effect, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Common Stock and Warrants, and such Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of an investment in the Common Stock and Warrants.

The undersigned further represents that the execution, delivery, and performance of this Conversion Notice is within its powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise) and that this Conversion Notice constitutes the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

---------------------
(1) The Forced Conversion Date shall be at least 10 trading days from the date of delivery of this Forced Conversion Notice.

If the undersigned is an individual, the undersigned's principal place of residence is in the state or other jurisdiction so designated below his name, and if the undersigned is not an individual, the undersigned's principal place of business is in the state or other jurisdiction so designated below its name.

The undersigned acknowledges that it has received all documents and information relating to an investment in the Common Stock and Warrants requested by or on behalf of the undersigned, including such information relating to the Company as the undersigned has deemed appropriate in making a decision to invest in the Common Stock and Warrants.

The undersigned hereby certifies on behalf and in the name of and the Company that all of the relevant conditions set forth in Paragraph 4(a)(ii) of the Debenture have been satisfied.

Accompanying this Forced Conversion Notice is a Computation Schedule completed by the Company setting forth the determination by the Company of the Outstanding Amount of such Debenture, plus fees and other charges and amounts, to be converted. The calculation of the number of shares of Common Stock and Warrants issuable pursuant to this Forced Conversion Notice shall be made in accordance with the terms of the Debenture.

The Company shall issue and deliver to the Holder share certificates and Warrants for the Common Stock issuable pursuant to this Forced Conversion Notice. If the Holder desires the shares certificates or Warrants to be issued in the name of, and delivered to a person other than the Holder, the Holder should so indicate below and deliver a copy of this Forced Conversion Notice to the Company at 67 Wall Street, Suite 2411, New York, New York 10005, Attention:
Angelo G. MacDonald, at least two business days prior to the Forced Conversion Date. No fee will be charged to the Holder for this conversion, except for transfer taxes, if any.

                                          _______________________________
                                          Forced Conversion Date

                                          EIEIHOME.COM INC.


                                          By:____________________________
                                             Name:
                                             Title:


                                          Issue Common Stock and Warrants to:
                                          _______________________________

                                          _______________________________

                                          At:____________________________

                                          _______________________________

                      CONVERSION RATE COMPUTATION SCHEDULE


Outstanding Amount To Be Converted:                  $_________

Divided by $0.25, as adjusted pursuant
  to Section 6 of the Debenture:                     $_________

Shares of Common Stock to be
  issued on conversion                          _________

Warrants to be issued on Conversion             _________

                                                                      EXHIBIT C

                  THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND NEITHER THEY NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR OTHER TRANSFER. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

No. [__]

                          COMMON STOCK PURCHASE WARRANT

                            For the purchase of up to
                                      [- -]
                             Shares of Common Stock
                                       of

                                EIEIHOME.COM INC.

                  This certifies that, for value received, [________________] (the "Holder"), is entitled to purchase from EIEIHOME.COM INC., a corporation organized under the laws of the Commonwealth of Delaware (the "Company"), the aggregate number of shares of Common Stock, at the option of the Holder, shown above at any time after 9:00 a.m., New York City time, on [______________, 20___] (the "Issue Date") until 5:00 p.m., New York City time, on the Expiration Date, at a purchase price per share equal to the Warrant Price.

                  Section 1. Definitions. As used in this Warrant, and unless the context requires otherwise, the following terms have the meaning indicated:

                  "Common Stock" means the Common Stock of the Company, par value $.001 per share.

                  "Expiration Date" means the Third anniversary of the Issue
Date.

                  "Warrant Price" has the meaning assigned in Section 8 hereof, subject to adjustment as provided in Section 9.

                  "Warrant" means this Warrant, as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of this Warrant.

                  Section 2.  Term of Warrant; Exercise of Warrant.

                  2.1 Term of Warrant. Subject to the terms hereof, the Holder shall have the right, which may be exercised at any time from and after 9:00 a.m., New York City time, on the Issue Date and until 5:00 p.m., New York City time, on the Expiration Date, to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise hereof. If and to the extent this Warrant is not exercised prior to 5:00 p.m., New York City time, on the Expiration Date, it shall become void and all rights hereunder and all rights in respect hereof shall cease as of such time.

                  2.2 Exercise of Warrant. The Warrant may be exercised upon surrender to the Company (at its address as specified in Section 14 herein) of this Warrant, together with the Purchase Form included herein duly completed and signed and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 8 and 9 hereof), for the number of Warrant Shares in respect of which this Warrant is then being exercised.

                  Unless otherwise agreed to by the Company, all payments of such Warrant Price shall be made by certified or official bank check payable to the order of the Company.

                  Subject to Section 3 hereof, upon the surrender of the Warrant and payment of the Warrant Price as aforesaid, the Company shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of this Warrant, together with cash, as provided in Section 10 hereof, in respect of any fractional Warrant Shares otherwise issuable upon surrender. If permitted by applicable law, such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant and payment of the Warrant Price, as aforesaid. Each share of Common Stock that may be issued upon exercise of this Warrant will, upon such issuance, be validly issued, fully paid, nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The rights of purchase represented by this Warrant shall be exercisable, at the election of the Holder hereof (subject to Section 2.1 hereof), either in full or from time to time in part and, in the event that this Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant evidencing the right to purchase the remaining Warrant Shares will be issued.

                  Section 3. Payment of Taxes. The Company will pay all documentary stamp and other taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise hereof; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issue or delivery of any certificates or certificates for Warrant Shares in a name other than that of the Holder, and the

Company shall not register any such transfer or issue any such certificate until such tax or governmental charge, if required, shall have been paid.

                  Section 4. Transfer. Subject to compliance with the restrictions on transfer set forth herein and subject to Section 3, this Warrant shall be transferable upon delivery of the Warrant duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion.

                  Section 5. Exchange of Warrant Certificates. Subject to the restrictions on transfer contained herein and to such requirements as the Company may reasonably request to ensure compliance with applicable law, this Warrant may be exchanged for another certificate or certificates entitling the Holder hereof to purchase a like aggregate number of Warrant Shares as this Warrant shall then entitle the Holder to purchase. The Holder shall make such request in writing delivered to the Company, and shall surrender this Warrant, properly endorsed. Thereupon, the Company shall countersign and deliver to the Holder a new certificate or certificates, as the case may be, as so requested.

                  Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue, countersign and deliver in exchange or substitution hereof, a new Warrant of like tenor and representing an equivalent right or interest, but only upon, in case this Warrant is lost, stolen or destroyed, receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and a reasonable indemnity therefor. The Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

                  Section 7. Reservation of Warrant Shares; Purchase of
Warrants.

                  7.1 Reservation of Warrant Shares. The Company shall reserve out of its authorized Common Stock the number of shares of Common Stock set forth on the first page hereof for issuance upon exercise of this Warrant. The Company shall at all times hereafter until the Expiration Date keep reserved out of its authorized Common Stock, for issuance upon exercise of this Warrant, all of the shares not theretofore issued upon such exercise. If at any time the number of shares of authorized Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Stock, to such number of shares as shall be sufficient for such purpose.

                  Section 8. Warrant Price. Subject to Section 9 hereof, the price at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Warrant Price) shall be $0.50 per share.

                  Section 9. Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, in each case occurring on and after the date hereof, as hereinafter described.

                  9.1 Stock Splits. After the date hereof, in case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, whether by stock dividend, stock split or otherwise, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable shall be proportionately increased. In case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable hereunder shall be proportionately reduced.

                  9.2 Reclassifications. After the date hereof, in case of any reclassification or change in the outstanding shares of Common Stock (except under the circumstances contemplated in Section 9.1, or in case of any consolidation or merger to which the Company is a party (except a merger in which the Company is the surviving corporation and which does not result in any reclassification or change in the outstanding shares of Common Stock), or in case of any sale or conveyance to another person or entity of all or substantially all of the property of the Company, effective provision shall be made by the Company or by the successor or purchasing person or entity that the Holder shall have the right, upon presentation and surrender of this Warrant, with written notice from the Holder of its exercise, together with payment of the Purchase Price in effect immediately prior to such reclassification, change, consolidation, merger, sale or conveyances for the number of shares that but for such transaction would have been purchased hereunder, to receive the kind and amount of stock and other securities and property receivable in such transaction by a holder of such number of shares.

                  9.3 No Other Antidilution Rights. Except as expressly set forth herein, the Holder shall not be entitled to any anti-dilution rights with respect to either (i) the number and kind of shares subject to this Warrant or
(ii) the Purchase Price.

                  Section 10. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant. If
(a) any fraction of a Warrant Share would, except for the provisions of this
Section 10, be issuable on the exercise of this Warrant (or specified portion thereof), and (b) the Holder shall have paid the amount due upon such exercise with respect to such fractional share, then the Company shall return to such Holder the amount so paid with respect to such fractional Warrant Share.

                  Section 11. Registration under the Securities Act. The Holder represents and warrants to the Company that it will not dispose of this Warrant or any Warrant Shares except pursuant to (i) an effective registration statement, or (ii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that the proposed disposition of the Warrant or Warrant Shares would not be in violation of the registration requirements of the Securities Act or any state securities laws. The Holder represents and warrants that it is acquiring the Warrant and will acquire the Warrant Shares for its own account and with no intention of distributing or reselling this Warrant or Warrant Shares or any part thereof in any transaction that would be in violation of the registration requirements of the securities laws of the United States of America or any state, without prejudice, however, to its rights, consistent with the provisions of this Warrant, to sell or otherwise dispose of all or any part of this Warrant or any Warrant Shares under an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act.

                  Section 12. Certificates to Bear Legends. The Warrant Shares or other securities issued upon exercise of this Warrant shall be subject to a stop-transfer order and the certificate or certificates evidencing any such Warrant Shares or securities shall bear the following legend by which the Holder thereof shall be bound:

                  "THE SHARES [OR OTHER SECURITIES] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND NEITHER THEY NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR OTHER TRANSFER. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

                  Section 13. No Rights as Shareholders; Notices to Holders. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders of the Company for the election of the directors of the Company or any matter, or any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

                  (a) the Company shall declare any dividend payable in cash or in any securities upon its shares of Common Stock or make any distribution to the holders of its shares of Common Stock;

                  (b) the Company shall offer to all holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then in any one or more of said events the Company shall give notice to the Holder as provided in Section 14 hereof, such giving of notice to be completed at least 10 days prior to the record date in the event of a transaction described in clause (a) above and at least 20 days prior to the record date in the case of a transaction referred to in clause (b) or (c) above fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

                  Section 14. Notices. Any notice pursuant to this Warrant shall be in writing and shall be given by first class, registered or certified mail, return receipt requested, telecopy, courier service or personal delivery, if to the Company, at:

         eieiHome.com Inc.
         67 Wall Street, Suite 2411
         New York, New York  10005
         Attn: Chief Executive Officer

(or such other address as shall be communicated by the Company to the Holder by notice in accordance with this Section 14), and if to the Holder, at such address as shall be communicated by the Holder to the Company by notice in accordance with this Section 14 (or, in the absence of such notice, at such address as otherwise appears on the books and records of the Company).

                  Section 15. Supplements and Amendments. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, without the written consent of the Holder.

                  Section 16. Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company and the Holder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder, provided that the Company may not assign its rights and obligations hereunder except by operation of law.

                  Section 17. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws. The United States District Court for the Southern District of New York or the courts of the State of New York shall have jurisdiction in any action or proceeding arising out of or relating to this Warrant.

                  Section 18. Benefits of this Agreement. Nothing in this Warrant shall be construed to give to any person or entity other than the Company and the Holder, any legal or equitable right, remedy or claim under this Warrant.

                  Section 19. Captions. The captions of the Sections and subsections of this Warrant have been inserted for convenience only and shall have no substantive effect.

                  IN WITNESS WHEREOF, this Warrant has been duly executed, as of the date first above written.

                                            EIEIHOME.COM INC.


                                            By:___________________________
                                               Name:
                                               Title:

                                   ASSIGNMENT


                (To be executed only upon assignment of Warrant)


                  For value received, ___________________ hereby sells, assigns and transfers unto__________________ this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_____________________attorney, to transfer this Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution:


       Name(s) of                                                  No. of
       Assignee(s)               Address                       Warrant Shares
       -----------               -------                       --------------




                  And if said number of Warrant Shares shall not be all the Warrant Shares issuable upon exercise of this Warrant, a new certificate is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares issuable upon exercise of this Warrant.

                  Dated:________________, 20____



    _______________________________
                                       NOTE:   The above signature should
                                               correspond exactly with the name
                                               on the face of this Warrant.

                                SUBSCRIPTION FORM

                    (To be executed upon exercise of Warrant)


eieiHome.com Inc.:

                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase hereunder, ______________ shares of Common Stock, as provided for herein, and tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in the amount of $_________.

                  Please issue a certificate or certificates for such shares of Common Stock in the name of:

         Name:_______________________
                                        Address:_______________________________

                                        _______________________________________

                                        Social Security Number:________________



         And if said number of shares shall not be all the shares issuable under this Warrant, a new certificate is to be issued in the name of said undersigned for the balance remaining of the shares issuable thereunder.

         Signature:______________________
                                       NOTE:   The above signature should
                                               correspond exactly with the name
                                               on the first page of this Warrant
                                               or with the name of the assignee
                                               appearing in the assignment form
                                               above.